UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 24, 2009, Entercom Communications Corp. (the “Company”) issued a press release (the “Press Release”) announcing fourth quarter and year end 2008 results.  Specifically, the Company announced that for the fourth quarter of 2008:

•              net revenues of $104.1 million;

•              station operating expenses of $65.5 million;

•              operating loss of $622.3 million;

—              loss from continuing operations of $429.2 million; and

•              net loss of $429.8 million.

In addition, the Company announced that for the year ended December 31, 2008:

•              net revenues of $438.8 million;

•              station operating expenses of $276.2 million;

•              operating loss of $710.3 million;

—              loss from continuing operations of $512.6 million; and

•              net loss of $516.7 million.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On February 10, 2009, the Board of Directors of Entercom Communications Corp. (the “Company”) approved, subject to shareholder approval, an amendment to the Entercom Equity Compensation Plan to permit an option exchange program (the “Option Exchange Program”).  The Option Exchange Program will be proposed to the shareholders of the Company for their approval at the May 12, 2009 Annual Meeting of the Company.  On February 19, 2009, David J. Field, the Company’s Chief Executive Officer and President, sent a memorandum to holders of eligible options announcing the Option Exchange Program and describing its key features.  Attached to the memorandum was a Questions and Answers Summary Regarding Option Exchange Program.  The text of this memorandum is attached hereto as Exhibit 99.2 and the Questions and Answers Summary Regarding Option Exchange Program is attached hereto as Exhibit 99.3.  Each of Exhibit 99.2 and Exhibit 99.3 is incorporated herein by reference.

Subject to shareholder approval of the Option Exchange Program, the Company intends to offer to Company employees and non-employee directors a one-time opportunity to voluntarily exchange all of their outstanding stock options with exercise prices equal to or greater than $11.80 per share for a lesser number of shares of restricted Class A common stock of the Company.  The exchange ratio under the Option Exchange Program will depend on the exercise price of the options surrendered, in accordance with the following:

Option	Exchange Ratio
Strike Price	(Options For RSUs)
At least $11.80 but less than $30.00	2.25 for 1
$30.00 or more	4.50 for 1

The filing of this Form 8-K and attached exhibits are intended to satisfy the Company’s filing obligations under Securities Exchange Act Rule 13e-4(c) regarding communications made by an issuer prior to the commencement of an issuer tender offer and Rule 14a-12 regarding proxy solicitation materials distributed prior to the filing of a proxy statement, meeting the requirements of Exchange Act Rule 14a-3(a).

Item 9.01.      Exhibits

(d)           Exhibits

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued February 24, 2009.

99.2	Memorandum From David J. Field To Certain Entercom Communications Corp. Option Holders, transmitted on February 19, 2009.

99.3

Questions and Answers Summary Regarding Option Exchange Program attached to the memorandum from David J. Field To Certain Entercom Communications Corp. Option Holders, transmitted on February 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President - Operations and Chief Financial Officer

Dated: February 24, 2009

EXHIBIT INDEX

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued February 24, 2009.

99.2	Memorandum From David J. Field To Certain Entercom Communications Corp. Option Holders, transmitted on February 19, 2009.

99.3

Questions and Answers Summary Regarding Option Exchange Program attached to the memorandum from David J. Field To Certain Entercom Communications Corp. Option Holders, transmitted on February 19, 2009.